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ESHIBIT 99.1


[ISLAND PACIFIC]

                             FOR IMMEDITATE RELEASE
                             ----------------------


MEDIA RELATIONS CONTACT:
DANNY ZEIBERT
ISLAND PACIFIC, INC.
+1.916.605.7200

INVESTOR RELATIONS CONTACT:
BARRY SCHECHTER
ISLAND PACIFIC, INC.
+1.949.399.3816
Email:  ir@islandpacific.com


       ISLAND PACIFIC ANNOUNCES STRATEGIC PLAN TO INTEGRATE PRODUCT LINES

Irvine, California, USA - April 28, 2005 - Island Pacific (AMEX:IPI) announced today a strategic plan to integrate its product lines and unify its processes and operations. This plan is a continuation of Island Pacific's drive towards profitability, with a primary goal to accelerate the achievement of that milestone.

As part of this plan, Island Pacific will reduce its workforce by approximately 14% percent or 30 employees worldwide. This reduction will mean approximately $2.7 million in annual savings. The company also announced it is consolidating its accounting and finance team into its Irvine headquarters.

"The retail marketplace has evolved and is focusing on an end-to-end multi-channel solution. By closely integrating our product lines, Island Pacific is positioning itself to respond to this challenging environment," said Island Pacific's President and Chief Operating Officer, Mike Tomczak. Tomczak continued, "We have brought the processes of the three companies more closely together in order to reduce redundant operations. These gains in efficiency include the relocation of the finance and administration group from La Jolla to our headquarters in Irvine, and the consolidation of the Retail Pro EMEA sales management into the established IP UK office. By being located in the same facility, the groups can work more closely together, while saving the cost of maintaining an additional office. In all, our company has made tremendous strides and gained efficiencies which will allow us to operate with less cost. We believe that this plan is a big step toward profitability which will allow us to continue to be competitive."
                                    - more -

ISLAND PACIFIC
19800 MacArthur Blvd. Suite 1200 ~ Irvine, California 92612
t. 949.476.2212 ~ f. 949.476.0177

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ABOUT ISLAND PACIFIC

Island Pacific is a global leader in retail merchandising, store operations, CRM, and multi-channel software solutions. For more than 25 years, Island Pacific has developed a reputation for delivering high-quality, high-value, high-reliability software to the retail industry.

As a result, Island Pacific is a definitive resource for scalable, flexible and affordable solutions for retailers around the world. Incorporating the recently acquired Retail Technologies International (RTI) and Page Digital, Island Pacific serves over 9,000 retail clients in more than 70 countries. Represented in more than 55,000 stores worldwide and available in 15 languages, the company's technology manages billions of transactions annually under the brand names of Island Pacific Merchandising System(TM) (IPMS), Retail Pro (R), Synaro(R), and Gladiator, and is widely regarded as the thought leader in multi-channel retailing.

The company is headquartered in Irvine, California, and has offices in the United States and the United Kingdom, and is represented by business partners in over 30 countries. For more information, please visit www.islandpacific.com and www.retailpro.com.

Certain statements contained in this news release regarding matters that are not historical facts are forward-looking statements. These statements relate to future events or the Company's future performance. These statements are only predictions. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors listed in the Company's Form 10-KA for the fiscal year ended March 31, 2004 and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission. IPI undertakes no obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events.


ISLAND PACIFIC
19800 MacArthur Blvd. Suite 1200 ~ Irvine, California 92612
t. 949.476.2212 ~ f. 949.476.0177